    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2001.


                                                      REGISTRATION NO. 333-56154

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM S-3/A

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                              AETHER SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        DELAWARE                                                 52-2186634
              (State or Other Jurisdiction                                    (I.R.S. Employer
            of Incorporation or Organization)                                Identification No.)

                             ----------------------

                             11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 654-6400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ----------------------

                                 DAVID S. OROS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 654-6400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ----------------------
                                with a copy to:

                              MARK A. DEWIRE, ESQ.
                            ROGER J. PATTERSON, ESQ.
                           WILMER, CUTLER & PICKERING
                              2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000
                             ----------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ----------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                   PROPOSED            PROPOSED
                                                                                    MAXIMUM             MAXIMUM
                                                                AMOUNT             AGGREGATE           AGGREGATE
TITLE OF CLASS OF                                                TO BE             PRICE PER           OFFERING
SECURITIES TO BE REGISTERED                                   REGISTERED           SHARE(1)              PRICE
---------------------------------------------------------------------------------------------------------------------
Common Stock............................................     2,944,960(2)           $25.79            $75,950,519
---------------------------------------------------------------------------------------------------------------------
Common Stock............................................       78,600(2)            $14.23             1,118,478
---------------------------------------------------------------------------------------------------------------------
         Total..........................................       3,023,560                              77,063,216
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

                                                               AMOUNT OF
TITLE OF CLASS OF                                            REGISTRATION
SECURITIES TO BE REGISTERED                                       FEE
-------------------------------------------------------------------------------------------------
Common Stock............................................        $18,988
---------------------------------------------------------------------------------------------------------------------
Common Stock............................................          280
---------------------------------------------------------------------------------------------------------------------
         Total..........................................       19,268(3)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The price per share is based on the average for the high and low prices of a share of Aether common stock quoted on the Nasdaq National Market on February 21, 2001 and on April 11, 2001.

(2) All of the shares of common stock offered hereby are being sold for the accounts of selling stockholders named herein. See "Selling Stockholders" herein.

(3)The registrant previously paid $18,988 of this amount.

                             ----------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.


                    PRELIMINARY PROSPECTUS DATED APRIL 18, 2001


PROSPECTUS
----------


                                3,023,560 SHARES


                                 [AETHER LOGO]

                                  COMMON STOCK

                             ----------------------


        The stockholders of Aether Systems, Inc. named in this prospectus are offering and selling up to 3,020,912 shares of Aether's common stock. The selling stockholders obtained their shares in connection with our acquisitions of Cerulean Technology, Inc., Riverbed Technologies, Inc. or RTS Wireless, Inc. We will receive none of the proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to bear the expenses of registration of the shares in this prospectus.



        The selling stockholders may offer their shares through public or private transactions, on or off to the Nasdaq National Market at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through brokers, agents, dealers or underwriters. The selling stockholders will bear all commissions, and other compensation paid to brokers in connection with the sale of their shares.



        Our shares are traded on the Nasdaq National Market under the symbol "AETH." On April 17, 2001, the closing sale price of shares of our common stock was $16.08 per share.


        INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                             ----------------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

             The date of this prospectus is                , 2001.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
About Aether Systems........................................      3
Risk Factors................................................      4
Forward-Looking Statements..................................      5
Use of Proceeds.............................................      5
Selling Stockholders........................................      6
Plan of Distribution........................................      9
Legal Matters...............................................     10
Experts.....................................................     10
Where You Can Find More Information.........................     10

                              ABOUT AETHER SYSTEMS


     Aether provides technologies that enable businesses to extend their data and commercial transactions to wireless and mobile handheld devices. At the core of Aether is a comprehensive family of software products, which we refer to as our wireless technology foundation, upon which all types of wireless systems for businesses can be built. Our wireless technology foundation includes wireless integration, mobile data management and wireless infrastructure software products. We add to this foundation individual technology components which include our wireless data engineering and development services, wireless data hosting, product fulfillment and customer support. These components can be used separately or in various combinations to extend existing and future business applications to any handheld device over any wireless network.



     The wireless technology foundation gives businesses, systems integrators and developers the ability to quickly create, deploy and manage wireless solutions across multiple carrier networks and types of devices. Customers may choose specific wireless products or services, or have Aether build and manage a comprehensive wireless solution. In every case, Aether's flexibility to adapt to a wide variety of systems protects businesses from "betting" on technologies in a rapidly changing wireless environment.



     Our strategy. Our strategy is to be the dominant provider in the United States and internationally of wireless data services and systems to corporations by using our engineering expertise, our software products, our hosted solutions and our other resources. We believe our capabilities and experience have established us as an early market leader in wireless data services, and a key element of our strategy is to move quickly into new opportunities to extend our leadership position. Our strategy also includes the following other key elements:



     - maximize licensing revenue from our mobile data and wireless software;



     - win and retain contracts to develop and operate wireless data systems for large businesses;



     - extend the industries and markets to which we provide wireless data systems and service;



     - extend our services to new markets through engineering and strategic consulting services to businesses that are exploring the implementation of a wireless data system;



     - maintain and strengthen relationships with suppliers and customers; and



     - participate in non-core markets through investments and partnerships.



     Other information. We are a Delaware corporation. Our principal executive offices are located at 11460 Cronridge Drive, Owings Mills, Maryland 21117, and our telephone number is (410) 654-6400. We maintain a Web site at www.aethersystems.com. Information contained in our Web site does not constitute a part of this prospectus. All references to "we," "us," "our" or "Aether" in this prospectus mean Aether Systems, Inc. and its subsidiaries or predecessors.

                                  RISK FACTORS


     Investing in our common stock involves risks. You should carefully consider the following risks together with the other information contained in this prospectus and all the information incorporated by reference before deciding to buy our common stock. A list of factors affecting our operations results is incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2000. The risks below relate solely to this offering.


OUR STOCK PRICE, LIKE THAT OF MANY TECHNOLOGY COMPANIES, HAS BEEN, AND MAY CONTINUE TO BE, VOLATILE.


     The market price of our common stock has been highly volatile and is likely to continue to be highly volatile. The trading price of our common stock increased significantly from our initial offering price of $16.00 per share on October 20, 1999 and has fluctuated from a high of $305 1/16 to a low of $8 7/8 in the one year prior to the date of this prospectus. We are involved in a highly visible, rapidly changing industry and stock prices in our and similar industries have risen and fallen in response to a variety of factors, including:


     - announcements of new wireless data communications technologies and new providers of wireless data communications;

     - acquisitions of or strategic alliances among providers of wireless data communications;

     - changes in recommendations by securities analysts regarding the results or prospects of providers of wireless data communications; and


     - changes in investor perceptions of the acceptance or profitability of wireless data communications.


SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY DEPRESS OUR SHARE PRICE.


     As of April 12, 2001, we had outstanding 40,507,986 shares of common stock. Sales of a substantial number of our shares of common stock in the public market -- or the expectation of such sales -- could cause the market price of our common stock to drop. All the shares sold pursuant to this prospectus will be, and the shares sold in our initial public offering, our offering in March 2000, our September, 2000 offering and the October 2000 shelf registration are, freely tradable. In addition to the shares covered by this prospectus, we have agreed to register the resale of 12,427,041 shares upon demand. An additional 12,458,375 shares (including some of the shares subject to registration rights) are currently eligible for sale, subject to a limitation on the number of shares that can be sold in any three-month period.



     We filed a registration statement to register all shares of common stock that were issued to our employees under our equity incentive plan and intend to file future registration statements. Shares issued upon exercise of stock options will be eligible for resale in the public market without restriction. As of April 12, 2001, options and warrants to purchase 4,387,791 shares of our common stock and 829,296 shares of restricted stock were issued and outstanding and covered by the registration statement. In addition, warrants to purchase 893,665 additional shares were issued and outstanding on that date.



THE STOCKHOLDER AGREEMENT AMONG OUR MAJOR STOCKHOLDERS HAS THE EFFECT OF ALLOWING THEM TO NOMINATE SEVEN OF OUR TWELVE DIRECTORS, WHICH LIMITS THE ABILITY OF NEW INVESTORS TO INFLUENCE CONTROL OF AETHER.



     NexGen Technologies, L.L.C., Telcom-ATI Investors, L.L.C. and Reuters MarketClip Holdings Sarl, a subsidiary of Reuters Group Plc. -- who together hold 24.3% of the shares of our common stock -- entered into a stockholder agreement that governs voting for our directors. The agreement provides that each party will vote all of its shares for one director nominated by NexGen, two directors nominated by Telcom-ATI Investors, two directors nominated jointly by NexGen and Telcom-ATI Investors and one director nominated by Reuters. As a result, seven directors of our board are nominated by these major stockholders. As we currently have authorized only 11 directors, the voting rights of our stockholders other than these major stockholders effectively will be meaningfully exercised only in connection with the election of six of our directors. In addition to its effect on the voting rights of our new investors, the stockholder agreement could have the effect of delaying or preventing a change in control.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF AETHER AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.



     Provisions of our certificate of incorporation and bylaws and provisions of Delaware law could delay, defer or prevent an acquisition or change of control of Aether or otherwise adversely affect the price of our common stock. For example, our bylaws limit the ability of stockholders to call a special meeting. Moreover, our certificate of incorporation permits our board to issue shares of preferred stock without stockholder approval, which means that the board could issue shares with special voting rights or other provisions that could deter a takeover. In addition to delaying or preventing an acquisition, the issuance of a substantial number of preferred shares could adversely affect the price of our common stock.


                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "pending," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates" and similar expressions, although not all forward-looking statements are identified by these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Aether and our industry, including those we describe in the "Risk Factors" section of this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock being offered and sold for the accounts of the selling stockholders named in this prospectus. We will not receive any proceeds from the shares sold pursuant to this prospectus.

                              SELLING STOCKHOLDERS


     The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 12, 2001, as adjusted to reflect the sale of 3,023,560 shares of common stock pursuant to this prospectus, as to each stockholder selling shares of our common stock pursuant to this prospectus.



     Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership as of April 12, 2001, 40,507,986 shares were issued and outstanding.


     The persons selling shares pursuant to this prospectus may include pledgees, donees, transferees or other successors in interest of the persons identified below as selling stockholders.


                                                   OWNERSHIP OF         SHARES OF        OWNERSHIP OF
                                                 SHARES BEFORE THE       COMMON        SHARES AFTER THE
                                                    OFFERING(1)           STOCK           OFFERING(2)
                                                 -----------------   COVERED BY THIS   -----------------
             SELLING STOCKHOLDERS                NUMBER    PERCENT     PROSPECTUS      NUMBER    PERCENT
             --------------------                -------   -------   ---------------   -------   -------
Columbia Riverbed Partners, LLC................  559,279   1.4%          559,279            0      *
Columbia Capital Equity Partners II (QP),
  L.P. ........................................  514,309   1.3%          514,309            0      *
George Abraham.................................      331     *               331            0      *
Albert Abramson................................    5,296     *             5,296            0      *
Linda Beers....................................    2,648     *             2,648            0      *
Berman Enterprises, L.P........................    9,003     *             9,003            0      *
Gary Berman....................................    5,296     *             5,296            0      *
Dennis Berman..................................    5,296     *             5,296            0      *
Delores K. Berman Revocable Trust..............    3,177     *             3,177            0      *
Helene E. Berman Revocable Trust...............    3,177     *             3,177            0      *
Eric Billings..................................    2,648     *             2,648            0      *
James H.R. Brady...............................      662     *               662            0      *
Graeme Bush....................................    3,177     *             3,177            0      *
Lawrence Cirka.................................    5,296     *             5,296            0      *
Neil Cohen.....................................    5,296     *             5,296            0      *
Colony Partners................................    5,296     *             5,296            0      *
CNF Investment, LLC(3).........................   42,365     *            42,365            0      *
  Clark Enterprises, Inc.......................   29,655     *            29,655            0      *
  Robert Flanagan..............................    4,236     *             4,236            0      *
  Lawrence Nossdorf............................    4,237     *             4,237            0      *
  A. James Clark...............................    4,237     *             4,237            0      *
Cyclops Family Partnership.....................    2,648     *             2,648            0      *
Thomas C. Dexter, Jr. .........................      530     *               530            0      *
Andrew Dixon...................................    1,059     *             1,059            0      *
Andrew & Jean Dixon............................    1,059     *             1,059            0      *
Robert Duvall..................................    2,648     *             2,648            0      *
Michael Epstein................................    5,296     *             5,296            0      *
Samantha Epstein IRR Trust.....................    1,059     *             1,059            0      *
Marshall Ezralow IRA...........................    5,296     *             5,296            0      *
Investment Management Inc......................   10,088     *            10,088            0      *
FBR Venture Capital Managers, Inc..............   56,590     *            56,590            0      *
Robert Feinstein...............................    6,355     *             6,355            0      *
Kenneth O. Frederick...........................    2,648     *             2,648            0      *
Emanuel Friedman...............................    6,355     *             6,355            0      *
Grass Roots Investment Fund....................    2,648     *             2,648            0      *
Robert Hartheimer..............................    1,059     *             1,059            0      *
David Hilal....................................      662     *               662            0      *
Richard Horstmann..............................    1,059     *             1,059            0      *
Karfunkel Family Foundation....................   10,591     *            10,591            0      *
Kettle Family, L.P.............................   10,591     *            10,591            0      *

                                                   OWNERSHIP OF         SHARES OF        OWNERSHIP OF
                                                 SHARES BEFORE THE       COMMON        SHARES AFTER THE
                                                    OFFERING(1)           STOCK           OFFERING(2)
                                                 -----------------   COVERED BY THIS   -----------------
             SELLING STOCKHOLDERS                NUMBER    PERCENT     PROSPECTUS      NUMBER    PERCENT
             --------------------                -------   -------   ---------------   -------   -------
James Kleeblatt................................      530     *               530            0      *
Lerner Family Foundation, Inc..................   10,591     *            10,591            0      *
Kenneth Logue..................................    1,589     *             1,589            0      *
Walter & Delaney Lundberg......................    1,059     *             1,059            0      *
John F. Mangan, Jr. ...........................    1,589     *             1,589            0      *
Mario M. Morino Trust..........................   10,591     *            10,591            0      *
Robert J. Martin...............................      662     *               662            0      *
Milloy Family Technology Partnership, L.P......    4,236     *             4,236            0      *
Dominic Ng.....................................    1,059     *             1,059            0      *
B.F. Saul Company Employees' Profit Sharing
  Retirement Trust.............................   21,183     *            21,183            0      *
Raymond Rice...................................    1,589     *             1,589            0      *
Suzanne Richardson.............................    3,707     *             3,707            0      *
RJA Property Company, LLC......................      702     *               702            0      *
RNR, LLC.......................................   29,126     *            29,126            0      *
Riyad & Madeleine Said.........................      794     *               794            0      *
Thomas Scott...................................    5,296     *             5,296            0      *
William & Marcia Scott.........................      530     *               530            0      *
Alan Shusterman................................    2,118     *             2,118            0      *
Cal Simmons....................................   10,591     *            10,591            0      *
Gordon V. and Helen C. Smith Foundation........   10,591     *            10,591            0      *
South Ferry #2, L.P............................   42,365     *            42,365            0      *
Charles Vance..................................   21,183     *            21,183            0      *
Edward Wheeler.................................      794     *               794            0      *
Wolfson Equities L.P...........................   10,591     *            10,591            0      *
Gregory M. Wong................................      993     *               993            0      *
WR&F Associates IV Pool 2(4)...................    6,355     *             6,355            0      *
  Bruce Joseph.................................      529     *               529            0      *
  John Wyss....................................      529     *               529            0      *
  James Wallace................................    1,062     *             1,062            0      *
  Richard Bodorff..............................      529     *               529            0      *
  Richard McConnell............................      529     *               529            0      *
  William Baker................................      529     *               529            0      *
  Bert Rein....................................    1,061     *             1,061            0      *
  John Bartlett................................      529     *               529            0      *
  Fred Fielding................................      529     *               529            0      *
  Walter Andrew................................      529     *               529            0      *
Alan L. & Irene V. Wurtzel Revocable Trust.....    2,648     *             2,648            0      *
Peter T. Young.................................    1,059     *             1,059            0      *
Gene Riechers..................................   40,893     *            40,893            0      *
Hooks Johnston.................................   26,203     *            26,203            0      *
Scott Frederick................................    6,551     *             6,551            0      *
Harry Weller...................................    6,551     *             6,551            0      *
Alvin L. Ring..................................  223,647     *           139,991       41,828      *
Spencer Kravitz(5).............................  458,060     *           286,720       85,670      *
Jay Moskowitz(5)...............................  458,735     *           287,143       85,796      *
Bruce Laskin(6)................................   87,153     *            54,553       16,300      *
Michael Druckman...............................   13,512     *             8,458        2,527      *
Alan Kuritsky..................................    2,026     *             1,268          379      *
America Online.................................   61,235     *            61,235            0      *
Monsoon Ventures LLC...........................  130,636     *           130,636            0      *
Monsoon Management Inc. .......................   46,308     *            46,308            0      *

                                                   OWNERSHIP OF         SHARES OF        OWNERSHIP OF
                                                 SHARES BEFORE THE       COMMON        SHARES AFTER THE
                                                    OFFERING(1)           STOCK          OFFERING(2)
                                                 -----------------   COVERED BY THIS   ----------------
             SELLING STOCKHOLDERS                NUMBER    PERCENT     PROSPECTUS      NUMBER   PERCENT
             --------------------                -------   -------   ---------------   ------   -------
Chemical Investments, Inc. ....................    8,711     *             8,711           0      *
Sandra Laskin, as Custodian for Michael Jacob
  Laskin.......................................      300     *               300           0      *
Sandra Laskin, as Custodian for David Laskin...      300     *               300           0      *
Rhonda Greenstein Kravitz, as Custodian for
  Evan Kravitz.................................      599     *               599           0      *
Rhonda Greenstein Kravitz, as Custodian for
  Ariel Kravitz................................      599     *               599           0      *
Leonard Fremont................................       60     *                60           0      *
Debbie Moskowitz, as Custodian for Erik
  Moskowitz....................................      300     *               300           0      *
Debbie Moskowitz, as Custodian for Leah
  Danielle.....................................      300     *               300           0      *
Manufacturers Life.............................   36,118     *            32,238       3,880      *
JAFCO Co., Ltd.................................    3,169     *             2,830         339      *
JAFCO G-6(A) Investment Enterprise
  Partnership..................................    2,739     *             2,445         294      *
JAFCO G-6(B) Investment Enterprise
  Partnership..................................    2,739     *             2,445         294      *
JAFCO JS-3 Investment Enterprise Partnership...    1,826     *             1,630         196
JAFCO R-3 Investment Enterprise Partnership....    3,044     *             2,717         327      *
U.S. Information Technology No. 2 Investment
  Enterprise Partnership.......................   54,082     *            48,272       5,810      *
Atlas Venture Fund II, L.P. ...................  123,280     *           110,035       13,345     *
Sigma Partners III, L.P. ......................   91,378     *            81,562       9,816      *
Sigma Associates III, L.P. ....................   13,764     *            12,287       1,477      *
Sigma Investors III, L.P. .....................    1,683     *             1,504         179      *
Commonwealth Capital Ventures..................   67,755     *            60,477       7,278      *
OneLiberty Fund III, L.P. .....................   24,488     *            21,858       2,630      *
Gilde International B.V. ......................      202     *               181          21      *
Adams Harkness & Hill Partner Fund.............    7,261     *             6,482         779      *
Robert Davoli and Eileen McDonagh..............    4,908     *             4,382         526      *
Robert Davoli..................................      924     *               825          99      *
John R. Mandile................................      965     *               862         103      *
Gardner Hendrie................................    8,217     *             7,336         881      *
Robert Badavas.................................    9,625     *             8,592       1,033      *
Thomas R. Holler...............................    1,282     *             1,145         137      *
William J. Reich...............................      482     *               431          51      *
William C. Poellmitz...........................      482     *               431          51      *


---------------
 *  Less than 1%.

(1) Includes shares of common stock which are being held in escrow until March 6, 2001 in connection with the Riverbed acquisition but which are beneficially owned by such stockholder.

(2) Assuming all of the shares covered by this prospectus are sold.


(3) CNF Investments LLC currently owns all of the 42,365 shares of common stock shown as being held by it. From time to time, CNF Investments LLC may distribute a portion or all of its shares to the four selling stockholders identified below CNF Investments LLC, and the number of shares shown opposite each such name is the maximum number of shares that might be distributed to such person and the maximum number of shares that may be offered under this prospectus.



(4)WR&F Associates IV Pool 2 currently owns all of the 6,355 shares of common stock shown as being held by it. From time to time, WR&F Associates IV Pool 2 may distribute a portion or all of its shares to the 10 selling stockholders identified below. WR&F Associates IV Pool 2, and the number of shares shown opposite each such name is the maximum number of shares that might be distributed to such person and the maximum number of shares that may be offered under this prospectus.

(5) Spencer Kravitz and Jay Moskowitz have each agreed not to sell or otherwise transfer the shares registered under this registration statement, until the dates and in the amounts indicated below:



                                       JULY 1,   OCTOBER 1,   JAN. 1,   APRIL 1,   JULY 1,   OCTOBER 1,
                                        2001        2001       2002       2002      2002        2002
                                       -------   ----------   -------   --------   -------   ----------
        Kravitz......................  62,991      62,991     62,992     62,991    62,991      62,992
        Moskowitz....................  63,084      63,084     63,085     63,084    63,084      63,085



(6)Bruce Laskin has agreed not to sell or otherwise transfer shares registered under this registration statement, except that 17,977 shares will be eligible for sale on July 1, 2001; 17,978 shares will be eligible for sale on October 1, 2001; 17,978 shares will be eligible for sale on January 1, 2002; and 17,978 shares will be eligible for sale on April 1, 2002.

                              PLAN OF DISTRIBUTION

     We have been advised that the selling stockholders (and their pledgees, donees, transferees and other successors in interest) may offer shares of common stock from time to time depending on market conditions and other factors, in one or more transactions on the Nasdaq National Market, or any other national securities exchanges or over-the-counter markets on which the shares may be traded, or in negotiated transactions, at market prices prevailing at the time of sale, at prices related to those market prices, at negotiated prices or at fixed prices.

     Sales of shares of common stock by the selling stockholders may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers or (iv) privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the position they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions.

     The selling stockholders may also enter into option transactions (including call or put option transactions) or other transactions with broker-dealers which require delivery to such broker-dealer of shares offered hereby, which shares such broker-dealer may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholders may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholders may also sell the common stock through one or more underwriters on a firm commitment or best-efforts basis (with a supplement or amendment to this prospectus, if necessary). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     Brokers and dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or purchasers of shares for whom they may act as agent and/or to whom they may sell as principal (which compensation may be in excess of customary commissions). The selling stockholders and any broker or dealer that participates in the distribution of shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling stockholders, the officers, directors, partners, agents and employees of the selling stockholders, any underwriter (as defined in the Securities Act) for such selling stockholder, and each person, if any, who controls such selling stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against certain liabilities, including liabilities arising under the Securities Act or the Exchange Act. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     We have advised the selling stockholders that Regulation M under the Exchange Act may apply to sales of shares and to the activities of the selling stockholders or broker-dealers in connection therewith. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus. The selling stockholders will bear any brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for Aether by Wilmer, Cutler & Pickering, Washington, D.C.

                                    EXPERTS


     The consolidated financial statements and schedule of Aether Systems, Inc. as of December 31, 1999 and 2000, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, which as to the year 2000, is based in part on the report of Ernst & Young, independent auditors. These reports, incorporated by reference herein, are given on the authority of said firms as experts in accounting and auditing.



     The financial statements of LocusOne Communications, Inc. as of December 31, 1998 and 1999, and for each of the years then ended have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



     The financial statements of Riverbed Technologies, Inc. as of December 31, 1998 and 1999, and for the period from October 21, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



     The financial statements of Mobeo, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act and we file reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information we file at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

     We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to Aether and our common stock offered hereby, reference is made to the Registration Statement and the exhibits filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits thereto, may be inspected without charge at the locations described above, or obtained upon payment of fees prescribed by the SEC.

     The Securities and Exchange Commission also allows Aether to "incorporate by reference" information into this prospectus. This means that Aether can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document, or any future filings with the Securities and Exchange Commission made under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

     This prospectus incorporates by reference the documents listed below:


     - Aether's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.



     - Aether's Current Report on Form 8-K dated April 16, 2001, including any amendments.



     - The financial statements of LocusOne Communications and Riverbed Technologies included in Aether's Registration Statement on Form S-1 (File No. 333-44566), as amended.


     - The Description of Capital Stock contained in Aether's Registration Statement on Form S-1 (Registration No. 333-45656) dated September 27, 2000, including any amendments or reports filed for the purpose of updating such description.

     - In addition, all documents subsequently filed by Aether pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing.

     You may request a copy of any filings incorporated by reference in this prospectus from Aether by contacting:

                                Kevin Connelly
                                VP Finance and Accounting
                                Aether Systems, Inc.
                                11460 Cronridge Drive
                                Owings Mills, Maryland 21117
                                Telephone: (410) 654-6400

     You should rely only on the information incorporated by reference or provided in this prospectus. Aether has not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date set forth on the front cover.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                3,023,560 SHARES


                                 [AETHER LOGO]

                                  COMMON STOCK

                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                          , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by Aether Systems, Inc. ("Aether" or "Aether Systems") in connection with the distribution of the securities being registered are as follows:


                                                                TOTAL
                                                              AMOUNT(1)
                                                              ---------
Securities and Exchange Commission Registration Fee.........   $19,276
Accounting Fees and Expenses................................    10,000
Legal Fees and Expenses.....................................    40,000
Printing and Engraving Expenses.............................    10,000
Miscellaneous Fees and Expenses.............................    10,724
                                                               -------
          Total.............................................   $90,000
                                                               =======


---------------
(1) All amounts are estimates except the SEC filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the General Corporate law of the State of Delaware, Aether Systems has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Aether Systems' bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

     Aether's certificate of incorporation (Exhibits 3.1 and 3.3 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Aether and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Aether, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Aether has entered into agreements with its directors and certain of its executive officers that require Aether to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of Aether or any of its affiliated enterprises, provided such person acted in good father and in a manner such person reasonably believed to be in or not opposed to the best interests of Aether and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     Aether has a policy of directors' and officers' liability insurance that insures Aether's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

     The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of Aether and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

     The exhibit index is incorporated by reference.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland on the 16th day of April, 2001.


                                            Aether Systems, Inc.


                                            By: /s/ DAVID C. REYMANN

                                              ----------------------------------

                                                David C. Reymann


                                                Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

                       *                          Chairman and Chief Executive Officer   April 16, 2001
------------------------------------------------
                 David S. Oros

                       *                           Chief Financial Officer (Principal    April 16, 2001
------------------------------------------------    Financial and Accounting Officer)
                David C. Reymann

                       *                                        Director                 April 16, 2001
------------------------------------------------
              J. Carter Beese, Jr.

                       *                                        Director                 April 16, 2001
------------------------------------------------
              Frank A. Bonsal, Jr.

                       *                                        Director                 April 16, 2001
------------------------------------------------
                  Mark D. Ein

                       *                                        Director                 April 16, 2001
------------------------------------------------
               Dr. Rajendra Singh

                       *                                        Director                 April 16, 2001
------------------------------------------------
                George P. Stamas

                       *                                        Director                 April 16, 2001
------------------------------------------------
               Thomas E. Wheeler

             * /s/ DAVID C. REYMANN
------------------------------------------------
                David C. Reymann
                Attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                            DOCUMENT AND DESCRIPTION
        -------                            ------------------------

           *2.1          -- Agreement of Merger, dated as of October 18, 1999,
                            between Aether Systems LLC, and Aether Systems, Inc.
           *2.2          -- Stock Purchase Agreement by and among Aether Technologies
                            International, L.L.C., Mobeo, Inc. and Peter Kibler,
                            Winston Barrett and Edward Spear dated as of August 19,
                            1999.
          **2.3          -- Stock Purchase Agreement by and among Aether Systems,
                            Inc., LocusOne Communications, Inc. and the stockholders
                            named therein dated as of January 25, 2000
           +2.4          -- Agreement and Plan of Merger dated as of February 9, 2000 by and among Aether Systems, Inc., RT Acquisition, Inc.
                            and Riverbed Technologies, Inc.
          ++2.5          -- LLC Interest Purchase Agreement made effective as of
                            April 18, 2000 by and among Aether Systems, Inc., Net
                            Search LLC and the members of Net Search, LLC and
                            Augustine N. Esposito
          ++2.6          -- Share Purchase Agreement relating to IFX Group Limited
         ***2.7          -- Agreement and Plan of Merger by and among Aether Systems,
                            Inc. and Cerulean Technology, Inc.
           *4.1          -- Specimen Certificate for Aether Systems Common Stock
           +4.2          -- Form of Indenture for Convertible Debt
         +++5.1          -- Opinion of Wilmer, Cutler & Pickering as to the legality of the shares of Common Stock being registered
       ++++21.1          -- Subsidiaries of Aether Systems
           23.1          -- Consent of KPMG LLP for Aether Systems, Inc.
        +++23.2          -- Consent of Wilmer, Cutler & Pickering, included in
                            Exhibit 5.1
           23.3          -- Consent of KPMG LLP for LocusOne Communications, Inc.
           23.4          -- Consent of KPMG LLP for Riverbed Technologies, Inc.
           23.5          -- Consent of Ernst & Young
           23.6          -- Consent of PricewaterhouseCoopers



---------------

   *  Incorporated by reference to the Registration Statement
      (File No. 333-85697) on Form S-1 filed with the Commission on October 20, 1999, as amended.
  ** Incorporated by reference to the Form 8-K filed with the Commission on February 15, 2000.
 ***  Incorporated by reference to the Registration Statement
      (File No. 333-44566) on Form S-1 filed with the Commission on September 7, 2000, as amended.
   +  Incorporated by reference to the Registration Statement
      (File No. 333-30852) or Form S-1 filed with the Commission on February 22, 2000, as amended.
  ++ Incorporated by reference to the Form 10-Q filed with the Commission on August 14, 2000.
 +++  To be filed by amendment.
++++  Previously filed.